Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of Teekay LNG Partners L.P.’s significant subsidiaries as at December 31, 2013:

Name of Significant Subsidiary	Ownership	State or Jurisdiction of Incorporation
Teekay LNG Finance Corporation	100%	Marshall Islands
Teekay LNG Operating L.L.C.	100%	Marshall Islands
Teekay Luxembourg S.a.r.l.	100%	Luxembourg
Teekay Spain S.L.	100%	Spain
Teekay Shipping Spain S.L.	100%	Spain
Teekay II Iberia S.L.	100%	Spain
Teekay Servicios Maritimos, S.L.	100%	Spain
Teekay Nakilat Holdings Corporation	100%	Marshall Islands
Teekay Nakilat (III) Holdings Corporation	100%	Marshall Islands
Teekay LNG US GP L.L.C.	100%	Marshall Islands
Teekay LNG Holdings L.P.	99%	United States
Teekay Tangguh Holdings Corporation	99%	Marshall Islands
Teekay Tangguh Borrower L.L.C.	99%	Marshall Islands
Teekay LNG Holdco L.L.C.	99%	Marshall Islands
Teekay Nakilat Corporation	70%	Marshall Islands
Al Areesh Inc.	70%	Marshall Islands
Al Daayen Inc.	70%	Marshall Islands
Al Marrouna Inc.	70%	Marshall Islands
Teekay Nakilat (II) Limited	70%	United Kingdom
Teekay Nakilat Replacement Purchaser L.L.C.	70%	Marshall Islands
Teekay BLT Corporation	69%	Marshall Islands
Tangguh Hiri Finance Ltd.	69%	Marshall Islands
Tangguh Sago Finance Ltd.	69%	Marshall Islands
Tangguh Hiri Operating Ltd.	69%	Marshall Islands
Tangguh Sago Operating Ltd.	69%	Marshall Islands
Single ship-owning subsidiaries	99% - 100%	(1)

(1)	We have 24 single ship-owning subsidiaries of which four of the subsidiaries were incorporated in Spain and the remaining 20 subsidiaries were incorporated in the Marshall Islands.